KRATON CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
Upon acceptance by you through the online acceptance procedures set forth at www.etrade.com, this Restricted Stock Unit Award Agreement (this “Agreement”) is made effective as of the Grant Date (defined below) between Kraton Corporation (the “Company”) and you (the “Participant”). This Agreement evidences a grant of restricted stock units consisting of an unfunded and unsecured promise to deliver shares of the common stock, $0.01 par value, of the Company (“Common Stock”) under the Company’s Amended and Restated 2016 Equity and Cash Incentive Plan (as amended, the “Plan”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an award of the number of restricted stock units of the Company set forth on the Participant’s online award acceptance page at www.etrade.com, which is incorporated by reference herein (collectively, the “Restricted Stock Units”). Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver one share of Common Stock to Participant on the vesting date subject to the terms and conditions of this Agreement. Participant’s rights with respect to the Restricted Stock Units shall be forfeitable until the Restricted Stock Units vest in accordance with Section 4. As a holder of Restricted Stock Units, the Participant has the rights of a general unsecured creditor of the Company unless and until the Restricted Stock Units are converted to shares of Common Stock upon vesting and transferred to Participant, as set forth herein. During the period prior to vesting of the Restricted Stock Units in accordance with Section 4, the Restricted Stock Units shall be bookkeeping entries only, and Participant shall have no rights to receive any shares of Common Stock hereunder. Participant shall have no voting or other rights of a stockholder of the Company with respect to the Restricted Stock Units prior to the issuance of Shares in accordance with Section 6.
2.Grant Date. The grant date of the Restricted Stock Units (the “Grant Date”) is the date set forth on the Participant’s online award acceptance page at www.etrade.com, which is incorporated by reference herein.
3.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein that are not defined in this Agreement shall have the meanings given to such terms in the Plan.
4.Vesting Date: Settlement. The Restricted Stock Units shall become vested as follows:
(a)One-third (1/3rd) of the Restricted Stock Units (rounded up to the nearest whole share) shall vest on each of the first (1st) three (3) anniversaries of the Grant Date, provided that the Participant remains continuously employed by the Company through each such date; or
(b)One hundred percent (100%) of the Restricted Stock Units shall vest on the date that the Participant’s employment is terminated due to Disability or death at any time prior to the third (3rd) anniversary of the Grant Date.
Notwithstanding the foregoing:
(c)If the Participant’s employment is terminated without Cause (and other than as a result of Participant’s death or Disability) prior to the third (3rd) anniversary of the Grant Date, the vested portion of the Restricted Stock Units held by such Participant as of such termination date will be determined as if the Participant had remained continuously employed by the Company through the Grant Date anniversary coinciding with or next following the date of the Participant’s termination of employment.
WORKAMER\30836\019002\39573583.v2-11/30/21

(d)If on or before the second (2nd) anniversary of a Change in Control either the Participant’s employment is terminated without Cause or the Participant terminates Participant’s employment for Good Reason, all Restricted Stock Units held by such Participant shall immediately vest as of the effective date of such termination of the Participant’s employment, subject to the Participant's execution of an effective general release and waiver of all claims against the Company, its affiliates and their respective officers and directors related to the Participant’s employment, in a form acceptable to the Company at the Participant’s termination of employment.
(e)In the event a Change in Control occurs as a result of the closing of the transactions contemplated by that certain agreement and plan of merger, dated as of September 27, 2021 (as it may be amended from time to time), by and between DL Chemical Co., Ltd, DLC US Holdings, Inc., DLC US, Inc. and the Company within twelve (12) months after the Grant Date, the Restricted Stock Units will vest pro rata based on a fraction (the numerator of which is the total number of days after the Grant Date that the Change in Control occurs and the denominator of which is 365) and the remaining Restricted Stock Units shall (notwithstanding anything else in this Agreement, the Plan, or otherwise, to the contrary) terminate and be cancelled upon the occurrence of such Change in Control with no payment to be made with respect thereto or in respect thereof.
Upon the occurrence of each applicable date of vesting described above, the Company shall deliver to the Participant the applicable number shares of Common Stock via electronic book-entry issuance. If and when cash dividends or other cash distributions are paid or distributed with respect to the Common Stock while the Restricted Stock Units are outstanding, the dollar amount of such dividends or distributions with respect to the number of shares of Common Stock then underlying the Restricted Stock Units shall be reflected in a notional account maintained by the Company on your behalf. Any such cash dividends or other cash distributions shall vest and be paid in cash if and at such times as the underlying Restricted Stock Units are vested and paid.
For purposes of this Agreement, “Good Reason” has the meaning ascribed to it in the Company’s Executive Severance Program or “ESP” (as in effect immediately prior to the Change in Control; provided, however that such definition is no less favorable to Participant than the definition in the ESP in effect as of the date hereof or, if no ESP exists at such time, the definition in the ESP in effect as of the date hereof), “Disability” has the meaning ascribed to it in the Company’s long-term disability plan, and “Cause” means (i) a material breach by the Participant of any of the Participant’s obligations under any written agreement with the Company or any of its affiliates, (ii) a material violation by the Participant of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to employees at your grade level, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or its affiliates (other than as a result of physical or mental illness or injury); (iv) the Participant’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its affiliates; (v) the Participant’s fraud or misappropriation of funds; or (vi) the commission by the Participant of a felony or other serious crime involving moral turpitude; provided that if the Participant is a party to an employment agreement with the Company or its affiliate (an “Employment Agreement”) at the time of his or her termination of employment and such Employment Agreement contains a different definition of “cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Agreement. “Continuously employed” (or similar) means employment with the Company measured from the most recent date of hire with the Company and disregarding any and all periods of employment prior to such date.
If a Participant is terminated without Cause and, within the twelve (12)-month period subsequent to such termination of employment, the Company determines in good faith that the Participant’s employment could have been terminated for Cause, subject to anything to the contrary that may be contained in the Participant’s Employment Agreement at the time of his or her termination of employment, the Participant’s employment will, at the election of the Company, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

WORKAMER\30836\019002\39573583.v2-11/30/21

5.Forfeiture: Restrictions. Subject to the provisions of the Plan and Section 4 of this Agreement, with respect to the Restricted Stock Units that have not become vested on the date the Participant’s employment is terminated, the award of Restricted Stock Units shall expire and such unvested Restricted Stock Units shall immediately be forfeited on such date. Participant shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Stock Units other than by will or the laws of descent and distribution.
6.Delivery of Shares: Compliance with Securities Laws. Upon the vesting of any Restricted Stock Units granted hereunder, the Company shall direct its transfer agent to record by electronic book-entry in Participant’s name a number of unrestricted shares of Common Stock equal to the whole number of Restricted Stock Units that become vested hereunder. Nothing herein shall obligate the Company to register the Restricted Stock Units pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the Restricted Stock Units to comply with any law or regulation of any governmental authority. The Company shall not be required to issue any shares of Common Stock prior to: (a) the obtaining of any approval from any governmental agency which the Company determines to be necessary or advisable; and (b) the Participant’s payment to the Company of any federal, state or local tax or other withholding owed by Participant as a result of vesting of the Restricted Stock Units.
7.Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
8.Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
9.Governing Law: Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the provisions governing conflict of laws, to the maximum extent practicable calls for performance and shall be performable at the offices of the Company in Houston, Harris County, Texas and venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Harris County, Texas and the Southern District of Texas, Houston Division, respectively.
10.Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan via online delivery at www.etrade.com. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock Units shall be final and conclusive.
11.Mandatory Withholding of Taxes. The Participant acknowledges and agrees that the Company shall deduct from the shares of Common Stock or cash otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee.
12.Adjustments. As provided in Section 15 of the Plan, certain adjustments may be made to the Restricted Stock Units upon the occurrence of events or circumstances described in Section 15 of the Plan.

WORKAMER\30836\019002\39573583.v2-11/30/21

13.Restrictions Imposed by Law. The Company shall not be required to issue shares of Common Stock unless and until (i) such shares have been duly listed upon each stock exchange on which the Common Stock is then registered and (ii) the Company has complied with applicable federal and state securities laws.
14.Participant Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Participant’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Participant and the Company or any Subsidiary.
15.Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Section 409A of the Code as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
[Intentionally Left Blank]
4
WORKAMER\30836\019002\39573583.v2-11/30/21